Exhibit 99.1

FOR IMMEDIATE RELEASE

ISSI ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2009 RESULTS

SAN JOSE, Calif., Oct 29, 2009 /PRNewswire — FirstCall/ — Integrated Silicon Solution, Inc. (Nasdaq: ISSI) today reported its financial results for the fourth fiscal quarter and fiscal year ended September 30, 2009.

Revenue in the fourth fiscal quarter ended September 30, 2009 was $46.4 million, a 19.4% increase from revenue of $38.9 million in the June 2009 quarter, and a 16.1% decrease from revenue of $55.3 million in the September 2008 quarter. Gross margin for the fourth quarter was 33.9%, which included an 8.3 percentage point net benefit from sales of previously reserved inventory, compared with 25.1% in the June 2009 quarter and 24.2% in the September 2008 quarter.

The Company reported net income for the fourth quarter of $3.6 million or $0.14 per diluted share. These results compare with a GAAP net loss for the September 2008 fourth quarter of $24.7 million, or ($0.92) per diluted share. On a non-GAAP basis, without the effect of the $25.3 goodwill charge, net income in the fourth quarter of fiscal 2008 was $0.6 million, or $0.02 per diluted share. A reconciliation of our GAAP and non-GAAP results is included as part of this press release.

Revenue in the fiscal year ended September 30, 2009 was $154.3 million, a decrease of 34.4% from revenue of $235.2 million in fiscal 2008. Gross margin for fiscal 2009 was 25.7%, compared with 22.6% in fiscal 2008. Net loss for fiscal 2009 was $6.2 million, or ($0.24) per diluted share. On a non-GAAP basis, excluding the in-process R&D charge of $0.7 million in the June quarter, the fiscal 2009 net loss was $5.5 million, or ($0.22) per share. Net loss for fiscal 2008 was $17.8 million, or ($0.60) per diluted share, which included the $25.3 million goodwill write-off. On a non-GAAP basis, without the effect of the goodwill charge, net income was $7.6 million, or $0.25 per share in fiscal 2008. The Company had no gains on sales of investments in fiscal 2009 compared to gains of $1.8 million in fiscal 2008.

The Company’s cash, cash equivalents and short-term investments totaled $83.4 million at September 30, 2009, compared to $71.6 million at June 30, 2009. The Company’s inventory at September 30, 2009 totaled $18.1 million, compared to $16.6 million at June 30, 2009. The Company generated $13.1 million in cash flow from operations in the fourth quarter of fiscal 2009 and $22.6 million in cash flow from operations for all of fiscal 2009.

“End market demand strengthened in all of our markets and geographies during the September quarter, and we experienced the most favorable DRAM pricing environment in years. As a result, in the fourth quarter we achieved our highest gross margin in over eight years,” said Scott Howarth, ISSI’s President and CEO. “We are very pleased that we were able to return to profitability during the quarter. We have strengthened our Company over this difficult past year as our cash position shows, and are well positioned for growth in our new fiscal year,” added Mr. Howarth.

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ISSI Release

October 29, 2009

December Quarter Outlook

The Company currently expects its revenue for the December quarter to be between $48 million and $52 million and gross margin to be between 24 and 28 percent. The December quarter operating expenses are expected to be in the range of $12.0 to $12.6 million. The Company expects net income per share to be between $0.01 and $0.04 per share.

Non-GAAP Financial Information

In addition to disclosing results determined in accordance with GAAP, ISSI discloses its non-GAAP operating expenses, operating income (loss) and net income (loss) for certain periods that exclude a goodwill write-off and an in-process R&D charge. When presenting non-GAAP results, the Company includes a reconciliation of the non-GAAP results to the results under GAAP. Management believes that including the non-GAAP results assists investors in assessing the Company’s operational performance and its performance relative to its competitors. The Company has presented these non-GAAP results as a complement to its results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider the goodwill write-off and the in-process R&D charge which are non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the Company’s performance, to allocate resources and, relative to the Company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance. The economic substance behind management’s decision to use such non-GAAP measures relates to the goodwill charge and the in-process R&D charge being non-cash in nature and the non-GAAP measures being a useful measure of the potential future performance of the Company’s business. In line with common industry practice and to help enable comparability with other technology companies, the Company’s non-GAAP presentation excludes the impact of the goodwill write-off and the in-process R&D charge. Other companies may calculate non-GAAP results differently than the Company, limiting its usefulness as a comparative measure. In addition, such non-GAAP measures may exclude financial information that some may consider important in evaluating the Company’s performance. Management compensates for the foregoing limitations of non-GAAP measures by presenting certain information on both a GAAP and non-GAAP basis and providing reconciliations of these certain GAAP and non-GAAP measures.

Conference Call

A conference call will be held today at 1:30 p.m. Pacific time to discuss this release. To access ISSI’s conference call via telephone, dial 1-800-909-5202 by 1:20 p.m. Pacific time. The call will be webcast from ISSI’s website at http://www.issi.com.

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ISSI Release

October 29, 2009

About the Company

ISSI is a fabless semiconductor company that designs and markets high performance integrated circuits for the following key markets: (i) digital consumer electronics, (ii) networking, (iii) mobile communications, (iv) automotive electronics, and (v) industrial. The Company’s primary products are high speed and low power SRAM and low and medium density DRAM. The Company also designs and markets EEPROM, SmartCards and is developing selected non-memory products focused on its key markets. ISSI is headquartered in Silicon Valley with worldwide offices in Taiwan, Japan, Singapore, China, Europe, Hong Kong, India, and Korea. Visit our web site at http://www.issi.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning our strengthened company over the past year, that we are well positioned for growth in our new fiscal year and our outlook for the December quarter for revenue, gross margin, operating expenses and net income per share are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated. Such risks and uncertainties include supply and demand conditions in the market place resulting from unexpected fluctuations in the market, liquidity and credit concerns or other factors, unexpected reductions in average selling prices for our products, our ability to sell our products for key applications and the pricing and gross margins achieved on such sales, our ability to control or reduce operating expenses, changes in manufacturing yields, order cancellations, order rescheduling, product warranty claims, competition, our ability to obtain a sufficient supply of wafers at acceptable prices, the level and value of inventory held by OEM customers, or other risks listed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the period ended September 30, 2008 and our Quarterly Report on Form 10-Q for the period ended June 30, 2009. In addition, the financial information in this press release is unaudited and subject to any adjustments that may be made in connection with the year end audit. The Company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

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CONTACT:

John M. Cobb

Chief Financial Officer

Investor Relations

(408) 969-6600

ir@issi.com

Integrated Silicon Solution, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2009	2008	2009	2008
				(1)
Net sales	$46,432	$55,341	$154,251	$235,229
Cost of sales	30,669	41,953	114,539	182,033

Gross profit	15,763	13,388	39,712	53,196

Operating expenses:
Research and development	5,536	5,598	19,910	20,848
Selling, general and administrative	6,673	8,202	26,340	31,429
Acquired in-process technology charge	—	—	710	—
Impairment of goodwill	—	25,338	—	25,338

Total operating expenses	12,209	39,138	46,960	77,615

Operating income (loss)	3,554	(25,750)	(7,248)	(24,419)
Interest and other income (expense), net	148	1,160	944	5,102
Gain on sale of investments	—	—	—	1,814

Income (loss) before income taxes and minority interest	3,702	(24,590)	(6,304)	(17,503)
Provision (benefit) for income taxes	34	56	(18)	197

Income (loss) before minority interest	3,668	(24,646)	(6,286)	(17,700)
Minority interest in net income of consolidated subsidiary	(70)	(65)	62	(63)

Net income (loss)	$3,598	$(24,711)	$(6,224)	$(17,763)

Basic net income (loss) per share	$0.14	$(0.92)	$(0.24)	$(0.60)

Shares used in basic per share calculation	25,244	26,756	25,441	29,541

Diluted net income (loss) per share	$0.14	$(0.92)	$(0.24)	$(0.60)

Shares used in diluted per share calculation	25,595	26,756	25,441	29,541

(1)	Derived from audited financial statements.

Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended		Year Ended
	September 30,		September 30,
	2009	2008	2009	2008
Total operating expenses
On a GAAP basis	$12,209	$39,138	$46,960	$77,615
Acquired in-process technology charge	—	—	710	—
Goodwill impairment	—	25,338	—	25,338

On a non-GAAP basis	$12,209	$13,800	$46,250	$52,277

Operating income (loss):
On a GAAP basis	$3,554	$(25,750)	$(7,248)	$(24,419)
Acquired in-process technology charge	—	—	710	—
Goodwill impairment	—	25,338	—	25,338

On a non-GAAP basis	$3,554	$(412)	$(6,538)	$919

Net income (loss):
On a GAAP basis	$3,598	$(24,711)	$(6,224)	$(17,763)
Acquired in-process technology charge	—	—	710	—
Goodwill impairment	—	25,338	—	25,338

On a non-GAAP basis	$3,598	$627	$(5,514)	$7,575

Diluted net income (loss) per share:
On a GAAP basis	$0.14	$(0.92)	$(0.24)	$(0.60)
Acquired in-process technology charge	—	—	0.03	—
Goodwill impairment	—	0.94	—	0.85

On a non-GAAP basis	$0.14	$0.02	$(0.22)	$0.25

Integrated Silicon Solution, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	September 30,
	2009	2008
	(unaudited)	(1)
ASSETS

Current assets:
Cash and cash equivalents	$54,944	$42,175
Short-term investments	28,500	7,840
Accounts receivable, net	26,370	34,741
Inventories	18,090	39,222
Other current assets	2,922	4,717

Total current assets	130,826	128,695
Property, equipment and leasehold improvements, net	23,218	24,555
Long-term investments	1,408	19,304
Purchased intangible assets, net	3,053	2,000
Goodwill	1,251	—
Other assets	1,556	1,397

Total assets	$161,312	$175,951

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$26,825	$35,171
Accrued compensation and benefits	4,364	3,729
Accrued expenses	5,356	8,157

Total current liabilities	36,545	47,057

Other long-term liabilities	325	715

Total liabilities	36,870	47,772

Commitments and contingencies

Minority interest	2,375	789

Stockholders’ equity:
Common stock	2	3
Additional paid-in capital	309,649	310,712
Accumulated deficit	(186,655)	(180,431)
Accumulated other comprehensive loss	(929)	(2,894)

Total stockholders’ equity	122,067	127,390

Total liabilities and stockholders’ equity	$161,312	$175,951

(1)	Derived from audited financial statements.